BYLAWS
of
VERISIGN, INC.
(Effective July 21, 2025)
ARTICLE I
Stockholders
Section 1. Annual Meeting. An annual meeting of the stockholders of the corporation, for the election of the directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall each year fix.
Section 2. Special Meetings. (a) Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, shall be held at such place, on such date, and at such time as determined by the Board of Directors and may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors authorized by resolutions (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board of Directors, (iii) the President or (iv) the Secretary whenever a stockholder or group of stockholders Owning (as defined below) at least ten percent (10%) in the aggregate of the capital stock issued, outstanding and entitled to vote, and who held that amount in a net long position continuously for at least one year (the “Eligibility Criteria”), so request in writing. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.
In the case of clause (iv) of the immediately preceding sentence, each such written request must be signed by each stockholder making the request and delivered to the Secretary at the principal executive office of the corporation and shall set forth (a) a brief description of the business desired to be brought before the special meeting of the stockholders, including the complete text of any resolutions to be presented at the special meeting of the stockholders with respect to such business, and the reasons for conducting such business at the meeting; (b) the date of request; (c)(i) if any stockholder making the request is a registered holder of the corporation’s stock, the name, address and ownership information, as they appear on the corporation’s books, of each such stockholder and (ii) if any stockholder making the request is not a registered holder of the corporation’s stock, proof of satisfaction by each such stockholder of the Eligibility Criteria which shall be substantially similar to the proof specified by Rule 14a-8(b)(2)(i) or (ii) under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended from time to time, in each case, including a written agreement to update and supplement such information upon the occurrence of any changes thereto; (d) a representation that each requesting stockholder intends to appear in person or by proxy at the special meeting of the stockholders to transact the business specified; and (e) a representation that each requesting stockholder intends to hold the shares of the corporation’s stock set forth in the written request through the date of the special meeting of the stockholders; provided that, if any such requesting stockholder (x) fails to satisfy the Eligibility Criteria or to follow one of the procedural requirements described in clauses (a) through (e) of this sentence (the “Procedural Requirements”), the corporation shall not be obligated to call a special meeting unless the remaining requesting stockholders continue to satisfy the Eligibility Criteria and the Procedural Requirements or (y) fails to hold the required number of shares through the date of the special meeting (a “Non Performing Holder”), the corporation may cancel the special meeting (if previously called but not yet held) unless the remaining requesting stockholders have not failed to hold such shares through such date and continue to satisfy the Eligibility Criteria; provided, further, that the corporation may disregard future requests to call special meetings from each Non Performing Holder for the following two calendar years. Following receipt by the Secretary of a written request of stockholders that complies with the requirements set forth in this Section 2 (a “Special Meeting Request”), the Secretary shall call a special meeting of the stockholders.
(b)    Revocation of Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation. Following such revocation, the Board of Directors, in its discretion, may cancel the special meeting unless, in the case of a Special Meeting Request, any remaining requesting stockholders continue to satisfy the Eligibility Criteria and the Procedural Requirements. For purposes of this Section 2, written revocation shall mean delivering a notice of revocation to the Secretary.
(c)    Limitations. The Secretary shall not call a special meeting in response to a Special Meeting Request if (i) an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”) is included or will be included in the corporation’s notice of meeting as an item of business to be brought before a meeting of stockholders that will be held not later than ninety (90) days after the delivery date of the Special Meeting Request (the “Delivery Date”); (ii) the Delivery Date is during the period commencing ninety (90) days prior to the date of the next annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; (iii) a Similar Item was presented at any meeting of stockholders held within ninety (90) days prior to the Delivery Date; (iv) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 2, the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors.
For the purposes of this Section 2, a stockholder or beneficial owner is deemed to “Own” only those outstanding shares of capital stock as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person in any transaction that has not been settled or closed, (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (1) through (3), the term “person” includes its affiliates. A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.
Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the person or persons calling the meeting and stated in the notice of the meeting.
Section 4. Notices of Meetings and Adjourned Meetings. A written notice of each annual or special meeting of the stockholders stating the place, date, and hour thereof, shall be given by the Secretary (or the person or persons calling the meeting), not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to such notice, and, if mailed, shall be given by depositing it postage prepaid in the United States mail, directed to each stockholder at his or her address as it appears on the records of the corporation. Notices of all special meetings of stockholders shall state the purpose or purposes for which the meeting is called. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice in the manner permitted by Section 229 of the Delaware General Corporation Law (the “DGCL”). When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Section 4.
Section 5. Quorum. At any meeting of the stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then outstanding and entitled to vote thereat, unless or except to the extent that the presence of a larger number may be required by law (including as required from time to time by the DGCL or the Certificate of Incorporation of the corporation (the “Certificate of Incorporation”)). Where a separate vote by a class or classes is required, a majority of the shares of such class or classes then outstanding and entitled to vote present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.
Section 6. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote thereat who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.
Section 7. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.
Section 8. Voting. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 6 of Article IV hereof, each stockholder shall have one vote for each share of stock entitled to vote held by him or her of record according to the records of the corporation. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless the pledgor in a transfer on the books of the corporation has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his or her proxy shall be entitled to vote. If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares then, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; and (c) if more than one votes and the vote is evenly split, the effect shall be as provided by law.
Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or any group of persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Section 10. Action at Meeting.
(a)    Voting - General. When a quorum is present at any meeting, action of the stockholders on any matter properly brought before such meeting, other than the election of directors, shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented by proxy and entitled to vote on the subject matter, except where a different vote is expressly required by law, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern and control.
(b)    Voting - Directors. Except as provided in Section 7 of Article II of these Bylaws, each director shall be elected by the affirmative vote of the Majority of the Votes Cast (as defined herein) with respect to that director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is five business days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (“SEC”) the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast at such meeting. If the Certificate of Incorporation so provides, no ballot shall be required for the election of directors unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. For purposes of this paragraph (b), the term “Majority of the Votes Cast” means, with respect to a nominee for director, that the number of shares voted “for” the election of that nominee must exceed the number of votes cast “against” that nominee.
Section 11. Stockholder Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during ordinary business hours, at the principal place of business of the corporation. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 12.    Submission of Information by Director Nominees.
(a) As to each person whom a stockholder proposes to nominate, for election or re-election as a director of the corporation, a person must deliver to the Secretary at the principal executive offices of the corporation the following information:
(i)    a written representation and agreement, which shall be signed by such person and shall represent and agree that such person: (A) consents to serving as a director if elected and (if applicable) to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve a full term as a director if elected; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the corporation, or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; and (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation;
(ii)    a written statement as to whether such person, if elected as a director, intends to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors (which will be provided to such person within five (5) business days following a request therefor); and
(iii)    all completed and signed questionnaires required of the corporation’s directors (which will be provided to such person within five (5) business days following a request therefor).
(b)    A nominee for election or re-election as a director of the corporation shall also provide to the corporation such other information as it may reasonably request to determine whether such person can be considered an independent director under any applicable law, rule, regulation or listing standard.
(c)    Notwithstanding any other provision of these Bylaws, if a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 13 of this Article I or Section 14 of this Article I, or pursuant to a request for a special meeting delivered in accordance with Section 2 of this Article I, all written and signed representations and agreements and all completed and signed questionnaires described in Section 12(a) above shall be provided to the corporation at the same time as such notice or request, as applicable, and the additional information described in clause (b) of this Section 12 above shall be provided to the corporation promptly upon request by the corporation, but in any event within five (5) business days after such request. All information provided pursuant to this Section 12 shall be deemed part of the stockholder’s notice or request, as applicable, submitted pursuant to Section 2 of this Article I, Section 13 of this Article I or Section 14 of this Article I, respectively.
(d)    Upon written request of the Secretary, such stockholder shall provide, within five (5) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such time period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 12.
Section 13. Notice of Stockholder Business; Nominations.

(a) Annual Meeting.
(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only:
(A) pursuant to the corporation’s notice of meeting (or any supplement thereto);
(B) by or at the direction of the Board of Directors;
(C) by any stockholder of the corporation who complies with the requirements of this Section 13 and who is a stockholder of record as of: (1) the date the notice required by Section 13(a)(iii) is delivered to the Secretary, (2) the date of the annual meeting and (3) the record date fixed to determine the stockholders entitled to vote at the meeting; or
(D) by an Eligible Stockholder pursuant to the requirements of Section 14.
The foregoing clauses (C) and (D) shall be the exclusive means for a stockholder to make nominations of persons for the election of directors, and the foregoing clause (C) shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders (other than a proposal included in the corporation’s proxy statement in compliance with Rule 14a-8 under the Exchange Act).
(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 13(a)(i)(C), the stockholder must deliver to the Secretary at the principal executive offices of the corporation the notice required by Section 13(a)(iii) in accordance with the following deadlines (whichever is applicable):
(A) except when the next clause (B) or clause (C) applies, not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth day (120th) day, prior to the first anniversary of the preceding year’s annual meeting;
(B) if the date of the annual meeting is more than thirty (30) days before, or more than sixty (60) days after the first anniversary of the preceding year’s annual meeting, not earlier than the close of business on the one hundred and twentieth (120th) day before the date of the annual meeting and not later than the close of business on the later of the ninetieth (90th) day before the date of the annual meeting and the tenth (10th) day following the date on which public announcement of the date of the meeting is first made by the corporation; and
(C) in the event that the number of directors to be elected by the Board of Directors at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days prior to the last day a stockholder may deliver a notice under whichever of the preceding clauses (A) or (B) is applicable, not later than the close of business on the tenth (10th) day following the date on which such public announcement is first made, provided that this clause (C) shall apply only with respect to the nominees for any new positions created by such increase.
In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or with respect to which there has been a public announcement of the date of the meeting (or the public announcement of an adjournment, recess or postponement), commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 13(a)(ii).
(iii) The notice of the stockholder acting pursuant to Section 13(a)(i)(C) shall set forth and include:
(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director:
(1) a written statement, not to exceed five hundred (500) words, in support of such person;
(2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act;
(3) all information required to be submitted by nominees pursuant to Sections 12(a)(i) and 12(a)(ii); and
(4) questionnaires of the type described in Section 12(a)(iii) that have been signed and completed by such persons;
(B) as to any other business that the stockholder proposes to bring before the meeting:
(1) a brief description of the business;
(2) the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment;
(3) the reasons for conducting such business at the meeting; and
(4) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and, if applicable, the beneficial owner (as determined under Section 13(d) of the Exchange Act) on whose behalf the proposal is made;
(C) as to the stockholder giving the notice and, as applicable, the beneficial owner (as defined herein) on whose behalf the proposal or nomination is made:
(1) the name and address of such stockholder as listed on the corporation’s books, and the name and address of such beneficial owner;
(2) a written representation that such stockholder intends to appear in person or through a qualified representative at the meeting to make such nomination or propose such business;
(3) a written agreement that such stockholder (and such beneficial owner, if any) will not submit any substitute nominations unless they are made within the time periods set forth in Section 13(a)(ii) and the stockholder and the substitute nominees otherwise comply with Section 12 and Section 13; and
(4) a written agreement that such stockholder (and such beneficial owner, if any) shall not nominate a number of nominees (inclusive of substitutes permitted by this paragraph (C)) that exceeds the number of directors to be elected at the meeting;
(D) as to each of: the stockholder giving the notice, the beneficial owner (as determined under Section 13(d) of the Exchange Act), if any, on whose behalf the proposal or nomination is made and, if such stockholder or beneficial owner is an entity, each individual who is a director, officer, manager, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual, a “Control Person” and each person or entity contemplated by the foregoing provisions of this clause (D), a “Person”):
(1) the number of shares of each class and series of capital stock of the corporation owned of record or beneficially (as determined under Section 13(c)(iii)) by each such Person;
(2) a description of (x) any plans or proposals which any such Person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (y) any agreement, arrangement or understanding (including the identity of the parties thereto) with respect to the nomination or other business between or among any Person and any other party or parties, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable);

(3) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, voting rights, dividend rights, options, warrants hedging or pledging transactions, and borrowed or loaned shares), whether such agreement, arrangement or understanding (or instrument evidencing the foregoing) is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock that has been entered into, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s stock, or maintain, increase or decrease the voting power of the Person with respect to securities of the corporation;
(4) a written agreement from the stockholder to update and supplement the information required by this Section 13(a)(iii)(D) so that such information is true as of the record date fixed to determine the stockholders entitled to notice of the meeting and to deliver such update and supplement to the Secretary by the fifth (5th) business day after such record date;
(5) a written agreement from the stockholder to update and supplement the information required by this Section 13(a)(iii)(D) if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting, so that such information is true as of the record date fixed to determine the stockholders entitled to vote at the meeting and to deliver such update and supplement to the Secretary by the earlier of the fifth (5th) business day after such record date and the time that the meeting is first convened to transact business;
(6) a written representation as to whether any Person, or any other participant as defined in Item 4 of Schedule 14A under the Exchange Act, will engage in a solicitation with respect to such nomination or other business and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, or make available, a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal, (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the corporation’s stock entitled to vote generally in the election of directors and/

or (z) whether such person or group intends to otherwise solicit proxies from holders in support of such proposal or nomination (for purposes of this clause (6) and Section 13(a)(iii)(D)(7), the term “holders” shall include, in addition to stockholders of record, any beneficial owners in accordance with Rule 14b-1 and Rule 14b-2 of the Exchange Act), and
(7) a written representation that promptly after any Person solicits the holders of the corporation’s stock in accordance with the representation required under Section 13(a)(iii)(D)(6), and in any event no later than the tenth (10th) day before such meeting of stockholders, such Person will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver, or make available, a proxy statement and form of proxy to holders of such percentage of the corporation’s stock.
(iv) This Section 13(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.
(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting;
(i) by or at the direction of the Board of Directors;
(ii) provided that one or more directors are to be elected at such meeting and such meeting has not been called at the request of stockholders pursuant to Section 2(a)(iv) of this Article I, by any stockholder of the corporation who complies with the requirements of (or incorporated by) this Section 13(b) and who is a stockholder of record as of: (1) the time the notice required by this Section 13(b) is delivered to the Secretary, (2) the date of the annual meeting and (3) the record date fixed to determine stockholders entitled to vote at the meeting; or
(iii) in the case of a stockholder-requested special meeting, by any stockholder of the corporation pursuant to Section 2(a)(iv) of this Article I.
In the event the corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by this Section 13(b) shall be delivered to the Secretary at the principal executive office of the corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the corporation. The notice required by this Section 13(b) shall include all of the information, representations and agreements required by Section 13(a)(iii) of this Article I and the additional information required by Section 12(a) of this Article I. In no event shall an adjournment, recess or postponement of a special meeting (or the public announcement of an adjournment, recess or postponement) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2(a)(iv) and Sections 2(b)-(c) of this Article I.
(c) General.
(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 13 or Section 14 of Article I shall be eligible to be elected or re-elected at any meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13.
(ii) Without limiting any remedy available to the corporation, and unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors or the chairman of the meeting, a stockholder may not present nominations for director or business proposals at an annual or special meeting of stockholders (and any such nominee shall be disqualified from standing for election), notwithstanding proxies may have been solicited and/or received with respect thereto, if such stockholder, any beneficial owner, any Control Person or any nominee or substitute nominee for director:
(A) acted contrary to any representation, statement, certification or agreement required by the applicable provisions of Article I of these Bylaws;
(B) otherwise failed to comply with these Bylaws or with any law, rule or regulation identified in these Bylaws; or
(C) provided information to the corporation (whether required by these Bylaws or otherwise) that is false, misleading, inaccurate or incomplete in any material respect.

Notwithstanding the foregoing, if any information submitted pursuant to this Section 13 or Section 12 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 13 or Section 12, as applicable. The obligation to update and supplement information as set forth in any provision of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under any provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice under any provision of these Bylaws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of stockholders.
(iii) The following terms in Article I of these Bylaws have the following meaning:
(A) A “qualified representative” of a stockholder means a person who is a duly authorized officer, manager or partner of such stockholder, or a person authorized to act for such stockholder as a proxy at the meeting of stockholders~~.~~ pursuant to a writing executed by the stockholder and delivered to the Secretary of the corporation at its principal executive offices at least five (5) business days prior to such meeting;
(B) For purposes of Section 2, this Section 13 and Section 14, “close of business” means 6:00 p.m. local time at the principal executive office of the corporation on any calendar day, whether or not the day is a business day;
(C) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and
(D) For purposes of Section 13(a)(iii)(D)(1), shares shall be treated as “beneficially owned” by a person (and each such person, a “beneficial owner”) if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (x) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (y) the right to vote such shares, alone or in concert with others and/or (z) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(iv) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 14. Proxy Access for Director Nominations.
(a)    Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the corporation (i) shall include in its proxy statement and on its form of proxy the names of, and (ii) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to clause (b) of this Section 14 below (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 14 (each, a “Stockholder Nominee”), if:
(i)    the Stockholder Nominee satisfies the eligibility requirements in this Section 14;
(ii)    the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 14 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);
(iii)    the Eligible Stockholder satisfies the requirements in this Section 14 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the corporation’s proxy materials; and
(iv)    the additional requirements of these Bylaws are met.
(b)    The maximum number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 14 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced (i) by any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 14 but whom the Board of Directors decides to nominate as a Board of Directors nominee, and (ii) by any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board of Directors nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.
(c)    To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 14(c) must:
(i)    Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of the shares of capital stock issued, outstanding and entitled to vote generally in the election of directors (for purposes of this Section 14, “Voting Capital Stock”)) that represents at least three percent (3%) of the outstanding shares of Voting Capital Stock as of the date of the Stockholder Notice (the “Required Shares”); and
(ii)    thereafter continue to Own the Required Shares through such annual meeting of stockholders.
For purposes of satisfying the ownership requirements of this Section 14(c), a group of not more than twenty (20) stockholders and/or beneficial owners may aggregate the number of shares of Voting Capital Stock that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 14 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 14. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (A) under common management and investment control or (B) under common management and funded primarily by a single employer. For the purposes of this Section 14, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.
(d)    For purposes of this Section 14:
(i)    The terms “Own,” “Owned,” “Owning” and other variations of the word “Own” when used with respect to a stockholder or beneficial owner shall have the same meanings as defined in Section 2 of this Article I.
(ii)    A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice.
(e)    For purposes of this Section 14, the “Additional Information” referred to in clause (a) of this Section 14 that the corporation will include in its proxy statement is:
(i)    the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii)    if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).
Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 14 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(f)    The Stockholder Notice shall set forth all information, representations and agreements required under clause (a)(iii) of Section 13 of this Article I above, including the information required with respect to (i) any nominee for election as a director, (ii) any stockholder giving notice of an intent to nominate a candidate for election, and (iii) any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 14. In addition, such Stockholder Notice shall include:
(i)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;
(ii)    a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of Voting Capital Stock the Eligible Stockholder Owns and has Owned (as defined in clause (d) of this Section 14) continuously for at least three years as of the date of the Stockholder Notice, and (B) agreeing to continue to Own such shares through the annual meeting;
(iii)    the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties:
(A)    it shall provide (1) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this

Section 14, (2) within five business days after the record date for the annual meeting both the information required under clause (a)(iii)(D)(1) of Section 13 of this Article I and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (3) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;
(B)    it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have this intent, (2) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 14, (3) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (4) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and
(C)    it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 14, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (4) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Regulation 14A under the Exchange Act, and (5) at the request of the corporation, promptly, but in any event within five business days after such request, (or by the day prior to the day of the annual meeting, if earlier) provide to the corporation such additional information as reasonably requested by the corporation; and
(iv)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty (20), including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of clause (c) of this Section 14.
All information provided pursuant to this Section 14(f) shall be deemed part of the Stockholder Notice for purposes of this Section 14.
(g)    To be timely under this Section 14, the Stockholder Notice must be delivered by a stockholder to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business (as defined in clause (c)(iii) of Section 13 of this Article I) on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date or approximate date (as stated in the corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in clause (c)(iii) of Section 13 of this Article I) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(h)    Within the time period for delivery of the Stockholder Notice, for each Stockholder Nominee, all written and signed representations and agreements and all completed and signed questionnaires required pursuant to clause (a) of Section 12 of this Article I, including consent to being named in the corporation’s proxy statement and form of proxy as a nominee, shall be delivered to the Secretary of the corporation at the principal executive office of the corporation. The Stockholder Nominee must promptly, but in any event within five business days after such request, provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 14.
(i)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 14.
(j)    Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if:
(i)    the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 14), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 14) was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 14;
(ii)    the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past 10 years or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(iii)    the corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in clause (a)(i)(C) of Section 13 of this Article I; or
(iv)    the election of the Stockholder Nominee to the Board of Directors would cause the corporation to violate the Certificate of Incorporation of the corporation, these Bylaws, any applicable law, rule, regulation or listing standard.

(k)    An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 14 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Authorized Number, the Stockholder Nominees to be included in the corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 14 shall be selected from each Eligible Stockholder for inclusion in the corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the corporation and going in the order of rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 14 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 14 thereafter is nominated by the Board of Directors, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 14), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.
(l)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice), shall be ineligible to be a Stockholder Nominee pursuant to this Section 14 for the next two annual meetings.
(m)    Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law or otherwise determined by the Chairman of the Board of Directors, the Board of Directors or the chairman of the meeting, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in clause (c)(iii) of Section 13 of this Article I) does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these Bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 14 and to make any and all determinations necessary or advisable to apply this Section

14 to any persons, facts or circumstances, in each case, acting in good faith. Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 14 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.

ARTICLE II
Directors
Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or these Bylaws directed or required to be exercised or done by the stockholders.
Section 2. Number of Directors. The Board of Directors shall consist of one or more members. The number of directors shall be no less than six (6) and no more than nine (9), the number thereof to be fixed from time to time by resolution of the Board of Directors.
Section 3. Election and Tenure. Each director shall be elected by the vote specified in clause (b) of Section 10 of Article I or as provided in Section 7 of this Article II. Each director shall serve until his or her successor is elected and qualified, or until his or her earlier resignation or removal.
Section 4. Qualification. No director need be a stockholder.
Section 5. Removal. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the directors except as otherwise provided by law.
Section 6. Resignation. Any director of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, if any, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the chairman or secretary of such committee. Any such resignation shall take effect at the time (or upon the happening of an event) specified therein, or, if the time (or event) be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 7. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled (a) by the stockholders at any meeting, (b) by a majority of the directors then in office, although less than a quorum, or (c) by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class, classes or series then in office or by the sole remaining director so elected. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of directors who are entitled to act on the filling of such vacancy or vacancies and who are then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies by vote to take effect when such resignation or resignations shall become effective.
Section 8. Annual Meeting. The first meeting of each newly elected Board of Directors may be held without notice immediately after an annual meeting of stockholders (or a special meeting of stockholders held in lieu of an annual meeting) at the same place as that at which such meeting of stockholders was held; or such first meeting may be held at such place and time as shall be fixed by the consent in writing of all the directors, or may be called in the manner hereinafter provided with respect to the call of special meetings.
Section 9. Regular Meetings. Regular meetings of the directors may be held at such times and places as shall from time to time be fixed by resolution of the Board of Directors, and no notice need be given of regular meetings held at times and places so fixed, provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that, if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent Director pursuant to Section 11 of this Article II.
Section 10. Special Meetings. Special meetings of the directors may be called by the Chairman of the Board of Directors, if any, the President, or by at least one-third of the directors then in office (rounded up to the nearest whole number), and shall be held at the place and on the date and hour designated in the call thereof.
Section 11. Notices. Notices of any special meeting of the directors shall be given to each director by the Secretary or an Assistant Secretary (a) by mailing to him or her, postage prepaid, and addressed to him or her at his or her address as registered on the books of the corporation, or if not so registered at his or her last known home or business address, a written notice of such meeting at least 4 days before the meeting, (b) by delivering such notice by hand or by telegram, telecopy, telex, facsimile or electronic transmission (including without limitation e-mail) to him or her at least 48 hours before the meeting, or (c) by giving such notice in person or by telephone at least 48 hours in advance of the meeting. Any notice given personally or by telephone, telegram, telecopy, telex, facsimile or electronic transmission (including without limitation e-mail) may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. In the absence of the Secretary or an Assistant Secretary, such notice may be given by the officer or one of the directors calling the meeting. Notice need not be given to any director who has waived notice in accordance with Section 229 of the DGCL. A notice or waiver of notice of a meeting of the directors need not specify the business to be transacted at or the purpose of the meeting.

Section 12. Quorum. At any meeting of the directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present (or, if not more than two directors are present, any director present) may adjourn the meeting from time to time to another place, date or time, without notice other than announcement at the meeting prior to adjournment, until a quorum shall be present.
Section 13. Participation in Meetings by Conference Telephone. One or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 shall constitute presence in person at such meeting.
Section 14. Conduct of Business; Action by Written Consent. At any meeting of the Board of Directors at which a quorum is present, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or required by law. Without limiting the manner by which a consent of directors may be given under Section 141(f) of the DGCL, action may be taken by the Board of Directors, or any committee thereof, without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the records of proceedings of the Board of Directors or committee.
Section 15. Place of Meetings. The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Delaware.
Section 16. Compensation. The Board of Directors shall have the authority to fix stated salaries for directors for their service in such capacity and to provide for payment of a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors. The Board of Directors shall also have the authority to provide for payment of a fixed sum and expenses of attendance, if any, payable to members of committees for attending committee meetings. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation for such services.
Section 17. Committees. (a) The Board of Directors, by resolution passed by a majority of the number of directors required at the time to constitute a full Board of Directors as fixed in or determined pursuant to these Bylaws as then in effect, may from time to time designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of

Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Subsection (a) of Section 151 of the DGCL, fix the designations and any preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares in a series of stock or authorize the increase or decrease in the shares of any series), adopting an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263, or 264 of the DGCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property or assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation. Such a committee may, to the extent expressly provided in the resolution of the Board of Directors, have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.
(b) At any meeting of any committee or subcommittee of a committee, a majority of the directors then serving on such committee of the Board of Directors or subcommittee of a committee shall constitute a quorum for the transaction of business by the committee or subcommittee, unless the Certificate of Incorporation, these Bylaws, a resolution of the Board of Directors or a resolution of a committee that created the subcommittee requires a greater or lesser number, provided that in no case shall a quorum be less than 1/3 of the directors then serving on the committee or subcommittee. The vote of the majority of the members of a committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee, unless the Certificate of Incorporation, these Bylaws, a resolution of the Board of Directors or a resolution of a committee that created the subcommittee requires a greater number.
(c) Each committee, except as otherwise provided by resolution of the Board of Directors, shall fix the time and place of its meetings within or without the State of Delaware, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.
(d) Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE III

Officers
Section 1. Officers and Their Election. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers and other officers as the Board of Directors may from time to time determine and elect or appoint. The Board of Directors may appoint one of its members to the office of Chairman of the Board of Directors and another of its members to the office of Vice-Chairman of the Board of Directors and from time to time define the powers and duties of these and other officers, employees or agents of the corporation notwithstanding any other provisions of these Bylaws. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors. Any officer may, but need not, be a director. Two or more offices may be held by the same person. All officers shall perform such duties and have such powers as the Board of Directors shall designate by resolution, or in the absence of such resolution, as set forth in these Bylaws. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article III.
Section 2. Term of Office. The Chief Executive Officer, the President, the Chief Financial Officer and the Secretary shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Section 3. Vacancies. Any vacancy at any time existing in any office may be filled by the Board of Directors.
Section 4. Chairman of the Board of Directors. The Board of Directors may, in its discretion, elect a Chairman of the Board of Directors from among its members. He or she may be the Chief Executive Officer of the corporation if so designated by the Board of Directors, and he or she shall preside at all meetings of the Board of Directors at which he or she is present and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or prescribed by the Bylaws.
Section 5. Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer of the corporation who may also be the Chairman of the Board of Directors or President of the corporation or both. It shall be his or her duty and he or she shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the corporation may require to be brought to its notice.
Section 6. President. If there is no Chief Executive Officer, the President shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.
Section 7. Vice Presidents. In the absence or disability of the President, his or her powers and duties shall be performed by the vice president, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each vice president shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.
Section 8. Chief Financial Officer. The Chief Financial Officer shall be the treasurer of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors or in the absence of such designation in such depositories as he or she shall from time to time deem proper. The Chief Financial Officer (or any Assistant Chief Financial Officer) shall sign all stock certificates as treasurer of the corporation. He or she shall disburse the funds of the corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements. He or she shall promptly render to the Chief Executive Officer and to the Board of Directors such statements of his or her transactions and accounts as the Chief Executive Officer and Board of Directors respectively may from time to time require. The Chief Financial Officer shall perform such duties and have such powers additional to the foregoing as the Board of Directors may designate.
Section 9. Assistant Chief Financial Officers. In the absence or disability of the Chief Financial Officer, his or her powers and duties shall be performed by the Assistant Chief Financial Officer, if only one, or if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Chief Financial Officer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.
Section 10. Secretary. The Secretary shall issue notices of all meetings of stockholders, of the Board of Directors and of committees thereof where notices of such meetings are required by law or these Bylaws. He or she shall record the proceedings of the meetings of the stockholders and of the Board of Directors and shall be responsible for the custody thereof in a book to be kept for that purpose. He or she shall also record the proceedings of the committees of the Board of Directors unless such committees appoint their own respective secretaries. Unless the Board of Directors shall appoint a transfer agent and/or registrar, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. He or she shall sign such instruments as require his or her signature. The Secretary shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In his or her absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall perform his or her duties thereat. He or she shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.
Section 11. Assistant Secretaries. In the absence or disability of the Secretary, his or her powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Secretary shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.
Section 12. Salaries. The salaries and other compensation of officers, agents and employees shall be fixed from time to time by or under authority from the Board of Directors.

No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a director of the corporation.
Section 13. Removal. The Board of Directors may remove any officer, either with or without cause, at any time.
Section 14. Bond. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
Section 15. Resignations. Any officer of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, if any, to the Chief Executive Officer or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
ARTICLE IV
Capital Stock
Section 1. Stock Certificates; Uncertificated Shares. The shares of capital stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such a resolution, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors or the President or a Vice President, and by the Chief Financial Officer (in his or her capacity as treasurer) or an Assistant Chief Financial Officer (in his or her capacity as assistant treasurer), or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 2. Classes of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the face or back of each certificate issued by the corporation to represent such class or series shall either (a) set forth in full or summarize the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof, or (b) contain a statement that the corporation will furnish a statement of the same without charge to each stockholder who so requests. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered holder thereof such written notice as may be required by law as to the information required by law to be set forth or stated on stock certificates.
Section 3. Transfer of Stock. Shares of stock shall be transferable only upon the books of the corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. The Board of Directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock. Except where a certificate, or uncertificated shares, are issued in accordance with Section 5 of Article IV of these Bylaws, one or more outstanding certificates representing in the aggregate the number of shares involved shall be surrendered for cancellation before a new certificate, or uncertificated shares, are issued representing such shares.
Section 4. Holders of Record. Prior to due presentment for registration of transfer the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.
Section 5. Stock Certificates. The Board of Directors may direct that a new stock certificate or certificates, or uncertificated shares, be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction, of such certificates or the issuance of such new certificate or certificates, or uncertificated shares.
Section 6. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V
Miscellaneous Provisions
Section 1. Interested Directors and Officers.
(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:
(i)    the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the number of disinterested directors is less than a quorum; or
(ii)    the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(iii)    the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.
(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 2. Indemnification.
(a)    Right to Indemnification. The corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except as provided in Subsection (c) of this Section with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation; and provided further that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefor shall be appropriated:
(i)    by a majority vote of a quorum consisting of disinterested directors;
(ii)    if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested directors;
(iii)    if there are not two or more disinterested directors in office, then by a majority of the directors then in office, provided they have obtained a written finding by special independent legal counsel appointed by a majority of the directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, the person to be indemnified appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan);
(iv)    by the holders of a majority of the shares of stock entitled to vote for the election of directors, which majority may include interested directors and officers; or
(v)    by a court of competent jurisdiction.
An “interested” director or officer is one against whom in such capacity the proceeding in question or other proceeding on the same or similar grounds is then pending. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(b)    Right to Advancement of Expenses. The right to indemnification conferred in Subsection (a) of this Section shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise, which undertaking may be accepted without reference to the financial ability of such person to make repayment.
(c)    Right of Indemnitee to Bring Suit. If a claim under Subsection (a) or (b) of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time there after bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

(d)    Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, certificate of incorporation, bylaw, agreement, vote of disinterested directors or otherwise. The corporation’s indemnification under this Section 2 of any person who is or was a director or officer of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his or her behalf by the corporation, (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.
(e)    Joint Representation. If both the corporation and any person to be indemnified are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such indemnified person (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, as would not have been incurred if counsel were representing only the corporation; and any allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any such indemnified person shall be final and binding upon the corporation and such indemnified person.
(f)    Indemnification of Employees and Agents of the Corporation. Except to the extent that rights to indemnification and advancement of expenses of employees or agents of the corporation may be required by any statute, the Certificate of Incorporation, this Section or any other bylaw, agreement, vote of disinterested directors or otherwise, the corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.
(g)    Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL (as currently in effect or hereafter amended), the Certificate of Incorporation or these Bylaws.
(h)    Nature of Indemnification Right; Modification of Repeal of Indemnification. Each person who is or becomes a director or officer as described in subsection (a) of this Section 2 shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Section 2. All rights to indemnification (and the advancement of expenses) under this Section 2 shall be deemed to be provided by a contract between the corporation and the person who serves as a director or officer of the corporation at any time while these Bylaws and other relevant provisions of the DGCL and other applicable law, if any, are in effect. Such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any modification or repeal of this Section 2 shall not adversely affect any right or protection existing under this Section 2 at the time of such modification or repeal.
Section 3. Stock in Other Corporations. Subject to any limitations that may be imposed by the Board of Directors, the President or any person or persons authorized by the Board of Directors may, in the name and on behalf of the corporation, (a) call meetings of the holders of stock or other securities of any corporation or other organization, stock or other securities of which are held by this corporation, (b) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the corporation, or (c) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.
Section 4. Checks, Notes, Drafts and Other Instruments. Checks, notes drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Board of Directors to do so.
Section 5. Corporate Seal. The seal of the corporation shall be circular in form, bearing the name of the corporation, the word “Delaware”, and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 6. Books and Records. The books, accounts and records of the corporation, except as may be otherwise required by law, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. Except as may otherwise be provided by law, the Board of Directors shall determine whether and to what extent the books, accounts, records and documents of the corporation, or any of them, shall be open to the inspection of the stockholders.
Section 7. Severability. If any term or provision of the Bylaws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the Bylaws shall be valid and enforced to the fullest extent permitted by law.
Section 8. Interpretations. Words importing persons include firms, associations and corporations, all words importing the singular number include the plural number and vice versa, and all words importing the masculine gender include the feminine gender.

Section 9. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws; provided that the Board of Directors shall not have the power to alter, amend or repeal any bylaw adopted by the stockholders that by its terms may be altered, amended or repealed only by the stockholders. The stockholders also have the power to adopt, amend or repeal the Bylaws of the corporation.